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                 [LETTERHEAD OF CONNER & WINTERS APPEARS HERE]

                                September 25, 1996


Board of Directors
ADDvantage Media Group, Inc.
5100 East Skelly Drive
Meridian Tower, Suite 1080
Tulsa, Oklahoma   74135

Gentlemen:

        We have served as special counsel to ADDvantage Media Group, Inc., an Oklahoma corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration of 512,318 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued to certain of the Company's officers and key employees upon their exercise of options granted pursuant to the terms of the ADDvantage Media Group, Inc. Employee Stock Plan (the "Plan"). The Registration Statement is to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about September 25, 1995.

        In our capacity as special counsel to the Company, we have familiarized ourselves with the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and other corporate records, and have examined such statutes, regulations, certificates of public officials and other instruments and documents as we deemed necessary as a basis for the opinions hereinafter expressed.

        Based on the foregoing and upon such legal considerations as we deem relevant, we are of the opinion that the shares of Common Stock issuable upon exercise of options granted pursuant to the Plan have been duly and validly authorized and will, upon their issuance and delivery, be legally issued, fully paid and non-assessable.

        We are members of the Oklahoma Bar and, for purposes of this opinion, do not hold ourselves out as experts on, nor are we in rendering our opinion herein passing on, any matter of the laws of any jurisdiction other than the laws of the United States and the State of Oklahoma.

        We hereby consent to the inclusion of our opinion regarding the legality of the Common Stock being registered in the above described Registration Statement.

                                                Very truly yours,


                                                CONNER & WINTERS
                                                A Professional Corporation